Exhibit 4.3

WARRANT TO PURCHASE COMMON STOCK

THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK

Number of Shares:	«NUMBER_OF_SHARES» shares
Warrant Price:	$2.00
Issuance Date:	«ISSUANCE_DATE»
Expiration Date:	No later than «EXPIRATION_DATE» (see below)

THIS WARRANT CERTIFIES THAT for value received, «HOLDER» or its registered assigns (hereinafter called the “Holder”) is entitled to purchase from Irvine Sensors Corporation (hereinafter called the “Company”), the above referenced number of fully paid and nonassessable shares (the “Shares”) of the Company’s common stock (the “Common Stock”), at the exercise price per Share of $2.00, subject to adjustment as provided for herein (the “Warrant Price”). This Warrant is issued in connection with that certain Subscription Agreement dated as of «ISSUANCE_DATE», by and between the Company and Holder (the “Subscription Agreement”) pursuant to which the Holder purchased units consisting of two (2) shares of Common Stock and a warrant to purchase one (1) share of Common Stock. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions contained herein.

1. Term and Exercise.

1.1 Term. This Warrant is exercisable in whole or in part (but not as to any fractional share of Common Stock), at any time and from time to time beginning on the date hereof and expiring on the earlier of (a) three (3) years from the date of the closing of the Subscription Agreement or (b) 1:00 p.m. Eastern Time on the 30th trading day that (1) the Common Stock of the Company has consecutively traded over $3.00 per share as reported by the Nasdaq Stock Market (or comparable trading market) and (2) the shares issuable pursuant to this Warrant have been registered with the Securities and Exchange Commission on an effective registration statement on Form S-3.

1.2 Procedure for Exercise of Warrant. Holder may exercise this Warrant by delivering the following to the principal office of the Company in accordance with Section 5.1 hereof: (a) a duly executed Notice of Exercise in substantially the form attached as Schedule A, (b) payment of the Warrant Price then in effect for each of the Shares being purchased, as designated in the Notice of Exercise, and (c) this Warrant. Payment of the Warrant Price may be in cash, certified or official bank check payable to the order of the Company, or wire transfer of funds to the Company’s account (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased. Notwithstanding any provisions herein to the contrary, if the Current Market Price (as defined below) is greater than the Warrant Price as of the day of exercise, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of the “spread” on the Shares (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company in accordance with Section 5.1, together with the Notice of Exercise, in which event the Company shall issue to the Holder hereof a number of shares of Common Stock computed using the following formula:

X = Y x (CMP-WP)

CMP

Where:	X	=	the number of shares of Common Stock to be issued to the Holder pursuant to this net exercise

	Y	=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant requested to be exercised

	CMP	=	the Current Market Price (as of the date of such calculation) of one share of Common Stock

	WP	=	the Warrant Price (as adjusted as of the date of such calculation)

For purposes of this Warrant, the “Current Market Price” of one share of the Company’s Common Stock as of a particular date shall be determined as follows: (a) if traded on a national securities exchange or through the Nasdaq Stock Market, the Current Market Price shall be deemed to be the volume weighted average trading price of the Common Stock on such exchange for the five (5) business days immediately prior to the date of exercise indicated in the Notice of Exercise (or if no reported sales took place on such day, the last date on which any such sales took place prior to the date of exercise); (b) if traded over-the-counter but not on the Nasdaq Stock Market, the Current Market Price shall be deemed to be the average of the closing bid and asked prices for the five (5) business days immediately prior to the date of exercise indicated in the Notice of Exercise; and (c) if there is no active public market, the Current Market Price shall be the fair market value of the Common Stock as of the date of exercise, as determined in good faith by the Board of Directors of the Company.

1.3 Delivery of Certificate and New Warrant. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, together with any other securities or other property which the Holder is entitled to receive upon exercise of this Warrant, shall be delivered to the Holder hereof, at the Company’s expense, within a reasonable time, not exceeding fifteen (15) calendar days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of Shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was received by the Company, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is on a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

1.4 Restrictive Legend. Each certificate for Shares shall bear a restrictive legend in substantially the form as follows, together with any additional legend required by (a) any applicable state securities laws and (b) any securities exchange upon which such Shares may, at the time of such exercise, be listed:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, transferred or pledged in the absence of such registration or an exemption therefrom under such Act.”

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless, in the opinion of counsel for the Holder thereof (which counsel shall be reasonably satisfactory to counsel for the Company), the securities represented thereby are not, at such time, required by law to bear such legend.

1.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying to Holder an amount computed by multiplying the fractional interest by the Current Market Price of a full Share.

2. Representations, Warranties and Covenants.

2.1 Representations and Warranties.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all necessary power and authority to perform its obligations under this Warrant;

(b) The execution, delivery and performance of this Warrant has been duly authorized by all necessary actions on the part of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

(c) This Warrant does not violate and is not in conflict with any of the provisions of the Company’s Certificate of Incorporation, Bylaws and any resolutions of the Company’s Board of Directors or stockholders, or any agreement of the Company, and no event has occurred and no condition or circumstance exists that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation or conflict.

2.2 Issuance of Shares. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from all transfer taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise in full of the rights represented by this Warrant. If at any time the number of authorized but unissued shares of Common Stock of the Company shall not be sufficient to effect the exercise of the Warrant in full, subject to the limitations set forth in Section 1.2 hereto, then the Company will take all such corporate action as may, in the opinion of counsel to the Company, be necessary or advisable to increase the number of its authorized shares of Common Stock as shall be sufficient to permit the exercise of the Warrant in full, subject to the limitations set forth in Section 1.2 hereto, including without limitation, using its best efforts to obtain any necessary stockholder approval of such increase. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange or the Nasdaq Stock Market, the Company will, if permitted by the rules of such exchange or market, list and keep listed on such exchange or market, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant.

3. Other Adjustments.

3.1 Subdivision or Combination of Shares. In case the Company shall at any time subdivide its outstanding Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Shares obtainable upon exercise of this Warrant shall be proportionately increased. Conversely, in case the outstanding Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

3.2 Dividends in Common Stock, Other Stock or Property. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor:

(a) Common Stock, options or any shares or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

(b) any cash paid or payable other than as a regular cash dividend; or

(c) Common Stock or additional shares or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3.1 above) and additional shares, other securities or property issued in connection with a Change (as defined below) (which shall be covered by the terms of Section 3.3 below), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

3.3 Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the share capital of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its shares and/or assets or other transaction (including, without limitation, a sale of substantially all of its assets followed by a liquidation) shall be effected in such a way that holders of Common Stock shall be entitled to receive shares, securities or other assets or property (a “Change”), then, as a condition of such Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for the number of outstanding Common Stock which such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to the consummation of such Change. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to give effect to the adjustments provided for in this Section 3 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 3.3 shall similarly apply to successive Changes.

4. Ownership and Transfer.

4.1 Ownership of This Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 4.

4.2 Transfer and Replacement. This Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees (and in the name of the Holder, if a partial transfer is effected) shall be made and delivered by the Company upon surrender of this Warrant duly endorsed, at the office of the Company in accordance with Section 5.1 hereof. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, transfer taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder. Holder will not transfer this Warrant and the rights hereunder except in compliance with federal and state securities laws and except after providing evidence of such compliance reasonably satisfactory to the Company.

5. Miscellaneous Provisions.

5.1 Notices. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered or forwarded to the Holder at the address for Holder provide in the Subscription Agreement or to such other address or number as shall have been furnished to the Company in writing by the Holder. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered or forwarded to the Company at 3001 Redhill Ave., Costa Mesa, California 92626, Attention: Chief Financial Officer (Facsimile No. 714/444-8773, with a copy to Dorsey & Whitney LLP, 38 Technology Drive, Irvine, California 92618, Attention: Ellen S. Bancroft, Esq. (Facsimile No. 949/790-6301), or to such other address or number as shall have been furnished to Holder in writing by the Company.

5.2 All notices, requests and approvals required by this Warrant shall be in writing and shall be conclusively deemed to be given (a) when hand-delivered to the other party, (b) when received if sent by facsimile at the address and number set forth above; provided that notices given by facsimile shall not be effective, unless either (i) a duplicate copy of such facsimile notice is promptly given by depositing the same in the mail, postage prepaid and addressed to the party as set forth below or (ii) the receiving party delivers a written confirmation of receipt for such notice by any other method permitted under this paragraph; and further provided that any notice given by facsimile received after 5:00 p.m. (recipient’s time) or on a non-business day shall be deemed received on the next business day; (c) five (5) business days after deposit in the United States mail, certified, return receipt requested, postage prepaid, and addressed to the party as set forth below; or (d) the next business day after deposit with an international overnight delivery service, postage prepaid, addressed to the party as set forth below with next business day delivery guaranteed; provided that the sending party receives confirmation of delivery from the delivery service provider.

5.3 No Rights as Stockholder; Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a stockholder of the Company except upon exercise in accordance with the terms hereof. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.4 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California, without giving effect to the conflict of law principles thereof.

5.5 Waiver, Amendments and Headings. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (either generally or in a particular instance and either retroactively or prospectively). The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this «SIGNING_DATE» day of March, 2003.

COMPANY:	IRVINE SENSORS CORPORATION

By:
Robert G. Richards, Chief Executive Officer

SCHEDULE A

FORM OF NOTICE OF EXERCISE

[To be signed only upon exercise of the Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER

TO EXERCISE THE WITHIN WARRANT

The undersigned hereby elects to purchase              shares of Common Stock (the “Shares”) under the Warrant to Purchase Common Stock dated             , which the undersigned is entitled to purchase pursuant to the terms of such Warrant, and [check one]:

-	Cash Exercise. The undersigned has delivered $ , the aggregate Warrant Price for Shares purchased herewith, in full in cash or by certified or official bank check or wire transfer;

-	Net Exercise. In exchange for the issuance of Shares, the undersigned hereby agrees to surrender the right to purchase shares of Common Stock pursuant to the net exercise provisions set forth in Section 1.2 of the Warrant.

    Please issue a certificate or certificates representing such shares of Common Stock in the name of the undersigned or in such other name as is specified below and in the denominations as is set forth below:

[Type Name of Holder as it should appear on the stock certificate]

[Requested Denominations – if no denomination is specified, a single certificate will be issued]

The initial address of such Holder to be entered on the books of Company shall be:

    The undersigned hereby represents and warrants that the undersigned is acquiring such shares for his own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

By:

Print Name:

Title:

Dated: